                                                                          [LOGO]
                                                                    THE HARTFORD

JOINT & LAST SURVIVOR
LIFEACCESS ACCELERATED
BENEFIT RIDER AMENDMENT

This Amendment modifies the Policy's Accelerated Benefit provision provided by the LifeAccess Accelerated Benefit Rider (the "Rider") that is attached to the Policy as described below. All other terms and provisions of the Policy's Accelerated Benefit will continue to apply.

1. The first paragraph of the BENEFIT provision is replaced with the following:

     The Rider provides for the acceleration of up to 100% of the Death Benefit and any term insurance amount available under the Policy while the Rider remains in effect, when the Insured(s) has been certified as meeting the Rider's Qualifying Event provided all of the terms and conditions of the Rider have been met. While both Insureds are living, benefits are payable ONLY when both Insureds have been certified as meeting the Rider's Qualifying Event at the same time, with each Insured having been so certified by a Licensed Health Care Practitioner. Benefits are also payable when the Last Surviving Insured has been certified as being Chronically Ill by a Licensed Health Care Practitioner. IN EITHER EVENT, ONLY ONE LIFETIME BENEFIT AMOUNT IS AVAILABLE FOR ACCELERATION. As an Accelerated Death Benefit Rider that pays benefits on a per diem basis, this Rider does not require proof of expenses incurred. However, pursuant to the insurance laws of the state in which the Policy is delivered, benefit payments may only be made if such payments are expected to receive favorable federal income tax treatment. DEATH BENEFITS, ACCOUNT VALUE, CASH VALUE AND LOAN VALUE, IF ANY, WILL BE REDUCED IF YOU RECEIVE ACCELERATED DEATH BENEFITS UNDER THIS RIDER.

2. The definition of INSURED as found in the Rider, and all references to it, is changed as follows:

       a. while both Insureds are living, INSURED will mean each Insured shown in the Policy Specifications; and

       b. after the death of one of the Insureds shown in the Policy Specifications, INSURED will mean the Last Surviving Insured.

3. The first condition under the WHEN BENEFIT PAYMENTS END provision is replaced with:

     While both insureds are living, when either insured no longer meets any one of the Conditions of Eligibility for Benefit Payments, or, following the death of one of the Insureds, when the Last Surviving Insured no longer meets any one of the Conditions of Eligibility for Benefit Payments.

4. The EXCLUSIONS provision is amended so that when either Insured's or the Last Surviving Insured's Qualifying Event is a result of any one of the events listed in such provision, this Rider will not provide an Accelerated Benefit for Chronic Illness. In addition, this Rider does not provide an Accelerated Benefit for treatment received by the Insured(s) outside of the United States.

This Amendment is part of the Policy to which it is attached. In the event any of the provisions or terms of this Amendment conflict with any applicable provisions of the Policy and Rider, the provisions of this Amendment will control. The Amendment's date of issue and effective date are the same as that of the Rider.

Signed for the HARTFORD LIFE INSURANCE COMPANY

/s/ David N. Levenson
[DAVID N. LEVENSON, PRESIDENT]

                                     [LOGO]
                                  THE HARTFORD

LIFEACCESS ACCELERATED BENEFIT RIDER AMENDMENT

This Amendment modifies the Pol

icy's Accelerated Benefit provision provided by the LifeAccess Accelerated Benefit Rider ("Rider") that is attached to the Policy. All other terms and provisions of the Policy's Accelerated Benefit not otherwise modified below will continue to apply.

1. The second paragraph of the WHEN BENEFIT PAYMENTS BEGIN provision is changed so that the first benefit payment will include benefits payable retroactively for the period following the date We receive Written Certification from You up to the date of the first benefit payment.

2. The WAIVER OF COSTS provision is changed so that during and after the time benefit payments are made under the Rider, if the Account Value less Indebtedness is insufficient to satisfy Monthly Deduction Amounts, We will waive the portion of such deductions which exceed the Account Value less Indebtedness to keep the Policy from going into default.

3.   The Safe Haven Account provision is hereby deleted.

This Amendment is part of the Policy to which it is attached. The Amendment's date of issue and effective date are the same as that of the Rider.

Signed for the HARTFORD LIFE INSURANCE COMPANY

/s/ David N. Levenson
-----------------------------------------
DAVID N. LEVENSON, PRESIDENT

                                     [LOGO]
                                  THE HARTFORD

JOINT & LAST SURVIVOR ACCELERATED DEATH BENEFIT RIDER FOR TERMINAL ILLNESS AMENDMENT

This Amendment modifies the Policy's Benefit provision provided by the Accelerated Death Benefit Rider for Terminal Illness (the "Rider") that is attached to the Policy as described below. All other terms and provisions of the Policy's Accelerated Benefit will continue to apply.

1. The first paragraph of the Benefit provision is replaced with the following:

This Benefit is available if the Specified Insureds covered by this Policy have a Diminished Life Expectancy. You may request, In Writing, that We make a single sum accelerated death benefit payment to You. This accelerated payment of the death benefit can be any amount between $2,500 and $500,000, not to exceed the Benefit Percentage times the Eligible Amount. The sum of the Benefit you may request under this and any other policies issued by us on the life of the Specified Insureds may not exceed $500,000. Each request for payment must be accompanied by Proof of Diminished Life Expectancy. While both the Specified Insureds are living, benefits are payable ONLY when both Insureds have a Diminished Life Expectancy at the same time. Benefits are also payable when the Last Surviving Insured has a Diminished Life Expectancy. IN EITHER EVENT, ONLY ONE ACCELERATED BENEFIT PAYMENT WILL BE MADE.

2. The definition of BASE POLICY INSURED as found in the Rider, and all references to it, is changed to mean the person or person(s) insured by the Policy to which this Rider is attached.

3. The definition of SPECIFIED INSURED as found in the Rider, and all references to it, is changed as follows:

       a. while both Insureds are living, SPECIFIED INSURED will mean each Insured shown in the Policy Specifications; and

       b. after the death of one of the Insureds shown in the Policy Specifications, SPECIFIED INSURED will mean the Last Surviving Insured.

This Amendment is part of the Policy to which it is attached. In the event any of the provisions or terms of this Amendment conflict with any applicable provisions of the Policy and Riders, the provisions of this Amendment will control. The Amendment's date of issue and effective date are the same as that of the Riders.

Signed for the HARTFORD LIFE INSURANCE COMPANY

[/s/ Donald C. Hunt
-----------------------------------------
DONALD C. HUNT, SECRETARY]

                                     [LOGO]
                                  THE HARTFORD

JOINT & LAST SURVIVOR ACCELERATED BENEFIT RIDER AMENDMENT

This Amendment modifies the Policy's Accelerated Benefit provision provided by the LifeAccess Accelerated Benefit Rider (the "Rider") that is attached to the Policy as described below. All other terms and provisions of the Policy's Accelerated Benefit will continue to apply.

1. The first paragraph of the BENEFIT provision is replaced with the following:

The Rider provides for the acceleration of up to 100% of the Death Benefit and any term insurance amount available under the Policy while the Rider remains in effect, when the Insured(s) has been certified as meeting the Rider's Qualifying Event provided all of the terms and conditions of the Rider have been met. While both Insureds are living, benefits are payable ONLY when both Insureds have been certified as meeting the Rider's Qualifying Event at the same time. Benefits are also payable when the Last Surviving Insured has been certified as meeting the Rider's Qualifying Event. IN EITHER EVENT, ONLY ONE LIFETIME BENEFIT AMOUNT IS AVAILABLE FOR ACCELERATION. As an Accelerated Death Benefit Rider that pays benefits on a per diem basis, this Rider does not require proof of expenses incurred. However, pursuant to the insurance laws of the state of New York, benefit payments may only be made if such payments are expected to receive favorable federal income tax treatment. DEATH BENEFITS, ACCOUNT VALUE, CASH VALUE AND LOAN VALUE, IF ANY, WILL BE REDUCED IF YOU RECEIVE ACCELERATED DEATH BENEFITS UNDER THIS RIDER.

2. The definition of INSURED as found in the Rider, and all references to it, is changed as follows:

       a. while both Insureds are living, INSURED will mean each Insured shown in the Policy Specifications; and

       b. after the death of one of the Insureds shown in the Policy Specifications, INSURED will mean the Last Surviving Insured.

3. The first condition under the WHEN BENEFIT PAYMENTS END provision is replaced with:

While both insureds are living, when either insured no longer meets any one of the Conditions of Eligibility for Benefit Payments, or, following the death of one of the Insureds, when the Last Surviving Insured no longer meets any one of the Conditions of Eligibility for Benefit Payments.

4. The EXCLUSIONS provision is amended so that when either Insured's or the Last Surviving Insured's Qualifying Event is a result of any one of the events listed in such provision, this Rider will not provide an Accelerated Benefit for Chronic Illness. In addition, this Rider does not provide an Accelerated Benefit for treatment received by the Insured(s) outside of the United States.

This Amendment is part of the Policy to which it is attached. In the event any of the provisions or terms of this Amendment conflict with any applicable provisions of the Policy and Riders, the provisions of this Amendment will control. The Amendment's date of issue and effective date are the same as that of the Riders.

Signed for the HARTFORD LIFE INSURANCE COMPANY

[/s/ Donald C. Hunt
-----------------------------------------
DONALD C. HUNT, SECRETARY]

                                  Page 1 of 1